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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-39528, 333-45682, and 333-60794) of our report dated January 16, 2002, with respect to the consolidated financial statements of Silicon Laboratories Inc. included in the Annual Report (Form 10-K) for the year ended December 29, 2001.


                                      /s/ ERNST & YOUNG LLP

Austin, Texas
January 16, 2002